UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

TRANSACTION SYSTEMS ARCHITECTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350

New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2007, Transaction Systems Architects, Inc. (the “Company”) received an additional written Staff Determination notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006.

In response to a similar letter the Company received in January 2007 following its failure to timely file its Form 10-K for the fiscal year ended September 30, 2006, the Company requested and was granted a hearing before the NASDAQ Listing Qualifications Panel scheduled to take place on February 22, 2007. The February 15, 2007 NASDAQ notice states that the December 31, 2006 10-Q filing delinquency serves as an additional basis for delisting the Company’s securities on the NASDAQ Global Select Market and that the NASDAQ Listing Qualifications Panel will consider this matter in rendering a determination regarding the Company’s continued listing on the NASDAQ Global Select Market. There can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a decision by the hearing Panel, the Company’s common stock will continue to be traded on the NASDAQ Global Select Market.

The Company issued a press release on February 21, 2007, disclosing its receipt of this notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes
Senior Vice President

Date: February 21, 2007

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 99.1	Press Release dated February 21, 2007.